SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a party other than the Registrant [   ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission Only
       (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                        GLOBAL PAYMENT TECHNOLOGIES, INC.
                        ---------------------------------
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

         1) Title of each class of securities to which transaction applies:

         2)       Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         4)       Proposed maximum aggregate value of transaction:

         5)       Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:

         2) Form, Schedule or Registration Statement No.:

         3) Filing Party:

         4) Date Filed:

                        GLOBAL PAYMENT TECHNOLOGIES, INC.
                                425B OSER AVENUE,
                            HAUPPAUGE, NEW YORK 11788



                                                              January 28, 2005



Dear Fellow Stockholders:

         You are cordially invited to attend our 2005 Annual Meeting of Stockholders, which will be held on Thursday, March 10, 2005 at 10:00 a.m., at the Sheraton Hotel, 110 Vanderbilt Motor Parkway, Smithtown, New York 11788.

         The Notice of Annual Meeting and Proxy Statement, which follow, describe the business to be conducted at the meeting.

         Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Annual Meeting and Proxy Statement, I urge you to complete, sign, date and return your proxy card in the envelope provided. If the address on the accompanying material is incorrect, please advise our Transfer Agent, American Stock Transfer & Trust Company, in writing, at 59 Maiden Lane, New York, New York 10038.

         Your vote is very important, and we would appreciate a prompt return of your signed proxy card. We hope to see you at the meeting.


                                       Cordially,


                                       THOMAS OLIVERI
                                       President & Chief Executive Officer

                        GLOBAL PAYMENT TECHNOLOGIES, INC.
                                425B OSER AVENUE,
                            HAUPPAUGE, NEW YORK 11788

                                -----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 10, 2005

                                -----------------

To the Stockholders of GLOBAL PAYMENT TECHNOLOGIES, INC.:

         NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of Stockholders of GLOBAL PAYMENT TECHNOLOGIES, INC. (the "Company") will be held at the Sheraton Hotel, 110 Vanderbilt Motor Parkway, Smithtown, New York 11788, on March 10, 2005 at 10:00 a.m., Eastern Standard Time, for the following purposes:

                  1. To elect two (2) Class I directors to serve until the Annual Meeting of Stockholders to be held in the year 2008 and until their respective successors are elected and qualified; and

                  2. To transact such other business as may properly be brought before the Annual Meeting or any adjournments or postponements thereof.

         Only stockholders of record at the close of business on February 11, 2005 are entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

                                    By Order of the Board of Directors,

                                    THOMAS MCNEILL
                                    SECRETARY

Hauppauge, New York
January 28, 2005



IMPORTANT: WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                        GLOBAL PAYMENT TECHNOLOGIES, INC.

                              ---------------------
                                 PROXY STATEMENT
                              ---------------------

         This Proxy Statement is furnished to the stockholders of Global Payment Technologies, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2005 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Sheraton Hotel, 110 Vanderbilt Motor Parkway, Smithtown, New York 11788, on Thursday, March 10, 2005 at 10:00 a.m., Eastern Standard Time, and at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting.

         The Company intends to mail this Proxy Statement and the accompanying proxy to stockholders on or about February 18, 2005.

         The cost of solicitation of proxies will be borne by the Company. The Company may also reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses incurred in forwarding solicitation materials to the beneficial owners of shares held of record by such persons. It is contemplated that proxies will be solicited principally through the mail, but directors, officers and employees of the Company may, without additional compensation, solicit proxies personally or by telephone, facsimile or special letter.

         Proxies in the accompanying form, duly executed, returned to the Company and not revoked, will be voted at the Annual Meeting. Any proxy given pursuant to such solicitation may be revoked by the stockholder at any time prior to the voting of the proxy by a subsequently dated proxy, by written notification to the Secretary of the Company or by personally withdrawing the proxy at the meeting and voting in person.

         The address and telephone number of the principal executive offices of the Company are:

                                425B Oser Avenue,
                            Hauppauge, New York 11788
                          Telephone No.: (631) 231-1177


                       OUTSTANDING STOCK AND VOTING RIGHTS

         Only stockholders of record at the close of business on February 11, 2005 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of January 21, 2005, there were issued and outstanding 5,765,490 shares of the Company's common stock, par value $.01 per share ("Common Stock"), the only class of voting securities of the Company. Each share of Common Stock that is outstanding on the Record Date entitles the holder thereof to one vote on each matter submitted to a vote at the Annual Meeting.

                          QUORUM AND VOTING PROCEDURES

         QUORUM: The attendance, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum.

         VOTE REQUIRED: Directors are elected by a plurality of votes of the shares of Common Stock represented in person or by proxy at the Annual Meeting. Votes will be counted and certified by one or more Inspectors of Election who are expected to be either employees of the Company, counsel to the Company or employees of American Stock Transfer & Trust Company, the Company's transfer agent.

         EFFECT OF ABSTENTIONS AND BROKER NON-VOTES: Proxies submitted which contain abstentions or "broker non-votes" (i.e., proxies from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the broker or nominee does not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum. Abstentions and broker non-votes will not have the effect of votes in favor of or in opposition to the election of a director.

         The enclosed proxy will be voted in accordance with the instructions thereon. Unless otherwise stated, all shares represented by such proxy will be voted as instructed. Proxies may be revoked as indicated above.


                                   PROPOSAL 1
                          ELECTION OF CLASS I DIRECTORS

         The Company's Board of Directors consists of five directors divided into three classes. The terms of office of Class I, Class II and Class III directors expire at the 2005, 2006 and 2007 Annual Meeting of Stockholders, respectively. At each annual meeting, directors are chosen to succeed those in the Class whose term expires at that annual meeting to serve for a term of three years each and until their respective successors are elected and qualified. Each of the present directors of the Company was elected by the Company's stockholders except for Mr. Wood and Mr. Nevitt who were appointed by the Board of Directors in August 2004 and January 2005, respectively. At the Annual Meeting, two Class I directors will be elected.

         Shares represented by valid proxies in the form accompanying this Proxy Statement will be voted for the election of the nominees named below, unless authority is withheld. Should either or both of the nominees listed below be unable to serve, it is intended that the proxies will be voted for such other nominees as may be designated by the Board of Directors. Unless otherwise directed, the persons named in the proxy accompanying this Proxy Statement intend to cast all proxies received for the election of Richard E. Gerzof and William H. Wood to serve as directors upon their nomination at the Annual Meeting. Both Mr. Gerzof and Mr. Wood have indicated to the Board that they expect to be available to serve as a director of the Company.

RECOMMENDATION

         THE BOARD OF DIRECTORS BELIEVES THAT THE ELECTION OF THE NOMINATED CLASS I DIRECTORS IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS ELECT THE NOMINATED CLASS I DIRECTORS.

NOMINEES FOR DIRECTOR

         The following table sets forth certain information concerning the nominees for director of the Company:

NAME                          POSITIONS WITH THE COMPANY        AGE
----                          --------------------------------  ---
Richard E. Gerzof...........  Director, Chairman of the Board   60
William H. Wood ............  Director, Chairman of the
                              Nominating Committee              62

INFORMATION ABOUT NOMINEES

         RICHARD E. GERZOF has been Chairman of the Board of Directors since March 2004, Vice Chairman of the Board of Directors from May 2003 to March 2004, and a director of the Company since its inception in 1988. Mr. Gerzof has been a partner of Sun Harbor Manor, a nursing home, since 1974. He has also been a licensed real estate broker since 1982 and was a partner or principal in Sonom Realty Co., a property management and construction firm, from 1974 through 1992. He has also been a partner in the Frank's Steaks Restaurant chain since 1993.

         WILLIAM H. WOOD has been a Director of the Company since August 2004 and Chairman of the Nominating Committee since January 2005. He was President of the Company from January 1993 to March 1998 and served as Chief Executive Officer of the Company from April 1993 to May 1996. He was a director of the Company from May 1993 to March 1999. From April 1999 to July 2004 he was self employed in various consulting and sales assignments in the beverage and vending industries, and was engaged in community activities and private investments. From January 1990 until January 1993 he held various executive positions at Maytag Corp./Dixie Narco Division, including Director of Product Development (January 1990 to June 1990), Vice President, Engineering and Technical Resources (July 1990 to April 1992), and Vice President, Gaming and OEM Business (May 1992 to January 1993). From July 1990 to January 1993 he was also a corporate officer of Maytag Corp., with responsibilities in its Dixie Narco Division.

CURRENT MEMBERS OF THE BOARD OF DIRECTORS

         The current directors of the Company, their respective Classes and terms of office and biographical information is as set forth below.

DIRECTOR                   AGE       CLASS          TERM EXPIRES AT
--------                   ---       -----          ---------------
Richard E. Gerzof          60          I            2005 Annual Meeting
William H. Wood            62          I            2005 Annual Meeting
Stephen Nevitt             56          II           2006 Annual Meeting
Edward Seidenberg          47          II           2006 Annual Meeting
Thomas Oliveri             46          III          2007 Annual Meeting

BIOGRAPHICAL INFORMATION

         STEPHEN NEVITT has been a director of the Company since January 2005. Since September 2003, he has been a partner in Solar Crossings LLC, an international marketing and sales agency that is consulting on the commercial launch of new sunglass technologies. From August 2000 through August 2003, Mr. Nevitt was a consultant to Bushnell Performance Optics, a leading global distributor of sunglasses, binoculars and range finders. From November 1976 to August 1995 Mr. Nevitt worked in a family sunglass business. In 1995 his company successfully completed an initial public offering trading under the name Solar-Mates, Inc. In 1997 the company acquired the Serengeti Eyewear division from Corning Inc. The company, now known as Serengeti Eyewear, Inc., was purchased by strategic buyers in August 2000. Mr. Nevitt served as President/CEO of the company from October 1992 to August 2000.

         THOMAS OLIVERI has been President and Chief Executive Officer of the Company since January 2004 and a director since December 2003. Since May 2003 he was President and Chief Operating Officer. He was Vice President, Chief Operating Officer of the Company from November 2000 to May 2003 and was Vice President, Operations from March 1999 to October 2000. He was Director of Operations of the Company from January 1999 to February 1999. From May 1998 to November 1998 he served as Director of Operations for Bennett X-Ray. From December 1995 to May 1998, he served as plant manager and then as general manager of the Cybex division of Lumex, Inc., a manufacturer of fitness and rehabilitation equipment. From May 1993 to November 1995 he served as manager of technical services and then as general manager within the Lumex division of Lumex, Inc., a manufacturer and provider of health care products. From 1988 to May 1993 he served as general manager for Ragen Data Systems, a manufacturer of fuel gauging systems.

         EDWARD SEIDENBERG has been a director of the Company since April 2003, Chairman of the Audit Committee from April 2003 to January 2004 and since January 2005, and Chairman of the Compensation Committee since January 2004. Since November 2000, Mr. Seidenberg has been Chief Operating Officer of InfoHighway Communications Corporation. He was previously President of Global Payment Technologies, Inc. since March 1998, was Chief Operating Officer since March 1997, and a director of the Company since August 1996. From August 1996 to March 1998 he served as Vice President of the Company. From October 1995 to July 1996 he was Vice President and Chief Financial Officer of MCI Wireless, the country's largest non-facilities provider of cellular telephone service, and from March 1990 to September 1995 he was Vice President and Chief Financial Officer of Nationwide Cellular Service, Inc. Mr. Seidenberg received his BS in Accounting from State University of New York at Buffalo and his MBA in Finance from Emory University.

COMMITTEES

         During the fiscal year ended September 30, 2004 the Company's Board of Directors held fourteen meetings. The Board of Directors has a Compensation Committee, comprised of Messrs. Henry B. Ellis (until December 2003), Martin H. Kern (until December 2003), Gerzof, Nevitt (effective January 2005), and Seidenberg . The Board of Directors also has an Audit Committee, comprised of Messrs. Ellis (until December 2003), Kern (until March 2003), Gerzof, Seidenberg, Levy (from January 2004 to January 2005) and Nevitt (effective January 2005). Effective December 2004, the Board of Directors formed a Nominating Committee comprised of Messrs. Wood, Gerzof, Levy (until January
2005), and Nevitt (effective January 2005). Each director attended all of the meetings of the Board of Directors and of each committee of which he was a member held while he was a director or member of such committee. The Board of Directors encourages all of its members to attend the Company's annual meeting. Continued lack of attendance at annual meetings without a valid excuse will be considered by the independent members of the Board of Directors when determining those board members who will be recommended to the Board of Directors for re-election. All of the directors, as of the last annual meeting of stockholders, attended the last annual meeting of stockholders.

         The Compensation Committee reviews and recommends to the Board of Directors the compensation and benefits of all officers of the Company, reviews general policy matters relating to the compensation and benefits of employees of the Company and administers the issuance of stock options to the Company's officers, employees, directors and consultants. The Compensation Committee held two meetings during fiscal 2004.

         The Audit Committee meets with management and the Company's independent registered public accounting firm to determine the adequacy of internal controls and other financial reporting matters. The Audit Committee held ten meetings during fiscal 2004. The Audit Committee has been established in accordance with
Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. Each member of the Audit Committee met the independence requirements for audit committee members under the listing standards of the NASDAQ National Market, except that since Mr. Seidenberg had been employed by the Company until November 2000 when he was President and Chief Operating Officer, the Company's Board of Directors had determined that Mr. Seidenberg's past employment with the Company for over four years, as well as his past financial experience was required and in the best interests of the Company and its stockholders and had appointed him as Chairman of the Audit Committee pursuant to an exemption to the NASDAQ independence rules. In November 2003, Mr. Seidenberg met the NASDAQ independence rules as three years had elapsed since his employment with the Company ceased. The Audit Committee's financial expert was Mr. Levy who was appointed as the Audit Committee Chairman in January 2004. The Audit Committee designated Mr. Seidenberg as its financial expert at the time he was appointed Chairman of the Audit Committee upon Mr. Levy's resignation in January 2005. Mr. Levy was, and Mr. Seidenberg is, independent pursuant to Item 7(d)(3)(iv) of Schedule 14A. The Committee provides assistance to the Company's directors in fulfilling the Board's oversight responsibility as to the Company's accounting, auditing and financial reporting practices and as to the quality and integrity of the financial reports of the Company. The specific functions and responsibilities of the Audit Committee are set forth in the written charter of the Audit Committee adopted by the Board of Directors. The Audit Committee reviews and reassesses the Charter annually and recommends any changes to the Board for approval. A report of the Audit Committee appears under the caption "Audit Committee Report", below.

         The Board of Directors established a Nominating Committee in December 2004. The Nominating Committee will consider nominees for director recommended by stockholders of the Company. Stockholders may forward the name, address and biographical information of a potential nominee to Board of Directors of Global Payment Technologies, Inc., c/o Global Payment Technologies, Inc., 425B Oser Avenue, Hauppauge, New York 11788. A nominee to the Board of Directors must have such experience in business or financial matters as would make such nominee an asset to the Board of Directors and may, under certain circumstances, be required to be "independent", as such term is defined in the Nasdaq Marketplace Rules and applicable SEC regulations. The Nominating Committee of the Board of Directors will evaluate a potential nominee by personal interview, such interview is to be conducted by one or more of the Nominating Committee members, and/or any other method the Nominating Committee deems appropriate, which may, but need not, include a questionnaire. The Board of Directors need not engage in an evaluation process unless (i) there is a vacancy on the Board of Directors,
(ii) a director is not standing for re-election, or (iii) the Nominating Committee does not intend to recommend the nomination of a sitting director for re-election. The Nominating Committee has not yet adopted a charter.

AUDIT COMMITTEE REPORT

         Management has the primary responsibility for the Company's financial reporting process, including its financial statements, while the Board is responsible for overseeing the Company's accounting, auditing and financial reporting practices and the Company's independent registered public accounting firm have the responsibility for the examination of the Company's annual financial statements, expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States and issuing a report thereon. In assisting the Board in fulfilling its oversight responsibility with respect to the Company's fiscal year ended September 30, 2004, the Audit Committee:

o Reviewed and discussed the audited financial statements for the fiscal year ended September 30, 2004 with management and Eisner LLP, the Company's independent registered public accounting firm;

o Discussed with Eisner the matters required to be discussed by Statement on Auditing Standards No. 61, "Communications with Audit Committees", as amended, relating to the conduct of the audit; and

o Received the written disclosures and the letter from Eisner regarding its independence as required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees". The Audit Committee also discussed Eisner's independence with Eisner and considered whether the provision of non-audit services rendered by Eisner was compatible with maintaining its independence under Securities and Exchange Commission rules governing the independence of a company's outside auditors.

         Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the Company's audited financial statements for the fiscal year ended September 30, 2004 be included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for that year.

                                            Respectfully,

                                            Richard E. Gerzof
                                            Edward Seidenberg

STOCKHOLDER COMMUNICATIONS

         Stockholders may communicate directly with the Board of Directors by sending communications to Board of Directors of Global Payment Technologies, Inc., c/o Global Payment Technologies, Inc., 425B Oser Avenue, Hauppauge, New York 11788.

CODE OF ETHICS

         The Company has adopted a code of ethics that applies to its directors, executives and employees. The Company has filed a copy of its code of ethics as
Exhibit 14 to its annual report on Form 10-K for the fiscal year ended September 30, 2004. The Company intends to report amendments to or waivers from the Company's code of ethics that are required to be reported pursuant to the rules of the Securities and Exchange Commission on Form 8-K.

INFORMATION ABOUT NON-DIRECTOR EXECUTIVE OFFICERS

         The following table sets forth certain information with respect to the non-director executive officers of the Company. Officers are elected annually by the Board of Directors and serve at the discretion of the Board.


NAME                                     AGE      POSITION
----                                     ---      ---------
Thomas McNeill......................     42       Vice President, Chief
                                                  Financial Officer and
                                                  Secretary

        THOMAS MCNEILL has been Secretary of the Company since March 1997 and Vice President and Chief Financial Officer of the Company since September 1997. From October 1996 to September 1997 he served as Controller of the Company. From March 1995 through October 1996 Mr. McNeill was Director of Finance for Bellco Drug Corp., a pharmaceutical distribution company. From January 1991 through August 1992 he was Controller and from August 1992 to May 1994 he was Vice President of Operations for the Marx & Newman Co. division of the United States Shoe Corporation, a manufacturer and distributor of women's footwear. Mr. McNeill is a Certified Public Accountant.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Company. To the Company's knowledge, based solely on a review of such reports furnished to the Company with respect to its most recent fiscal year, the Company believes that during or with respect to the fiscal year ended September 30, 2004 all reports under Section 16 (a) have been timely filed.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of December 31, 2004, certain information as to the Common Stock ownership of each of the Company's directors and nominees for director, each of the officers included in the Summary Compensation Table below, all executive officers and directors as a group and all persons known by the Company to be the beneficial owners of more than five percent of the Company's Common Stock. Unless otherwise noted, the Company believes that each person named in the table below has sole voting and investment power with respect to all shares of Common Stock beneficially owned by such person.


                  NAME AND ADDRESS                             AMOUNT AND NATURE                PERCENTAGE OF
                                                                 OF BENEFICIAL             OUTSTANDING SHARES OWNED
                                                                   OWNERSHIP
Richard E. Gerzof.................................                     422,135(1)                    7.3%
   161 Sportsman Avenue
   Freeport, NY 11520

William H. Wood...................................                     293,652                       5.2%
   621 Farr Shores Drive
   Hot Springs, AR 71913

Thomas Oliveri....................................                     117,333(2)                    2.0%
   c/o Global Payment Technologies, Inc.
   425B Oser Avenue
   Hauppauge, NY 11788

Thomas McNeill....................................                      97,833(3)                    1.7%
   c/o Global Payment Technologies, Inc.
   425B Oser Avenue
   Hauppauge, NY 11788

Edward Seidenberg.................................                      16,625(4)                       *
   c/o Global Payment Technologies, Inc.
   425B Oser Avenue
   Hauppauge, NY 11788

Stuart Levy(5)....................................                         750(6)                       *
   c/o Global Payment Technologies, Inc.
   425B Oser Avenue
   Hauppauge, NY 11788

All directors and executive officers as a group
(6 persons).......................................                     948,328(7)                   15.9%

--------------
*  Less than 1%


(1) Includes 65,035 shares issuable upon exercise of currently exercisable options.
(2) Consists of 117,333 shares issuable upon exercise of currently exercisable options.
(3) Includes 94,833 shares issuable upon exercise of currently exercisable options.
(4) Includes 1,625 shares issuable upon exercise of currently exercisable options.
(5)      Mr. Levy resigned as a director on January 25, 2005.
(6) Consists of 750 shares issuable upon exercise of currently exercisable options.
(7) Includes 279,576 shares issuable upon exercise of currently exercisable options.

EQUITY COMPENSATION PLAN INFORMATION

         The table below sets forth certain information as of the Company's fiscal year ended September 30, 2004 regarding the shares of the Company's common stock available for grant or granted under stock option plans that (i) were adopted by the Company's stockholders and (ii) were not adopted by the Company's stockholders.

                                                                                     Number of securities remaining
                                Number of securities to be       Weighted-average     available for future issuance
                                 issued upon exercise of        exercise price of        under equity compensation
                                outstanding options, warrants    outstanding options,   plans (excluding securities in
                                       and rights              warrants and rights    the first column of this table)
                                -----------------------------  ---------------------  --------------------------------
Equity Compensation plans                887,800                       $4.48                    373,500
approved by security
holders]

Equity Compensation plans              Not Applicable           Not Applicable                Not Applicable
not approved by security
holders

                             EXECUTIVE COMPENSATION
                           SUMMARY COMPENSATION TABLE

         The following table summarizes the compensation earned for the last three fiscal years by the Company's Chief Executive Officer and all other executive officers whose salary and bonus exceeded $100,000 for the 2004 fiscal year (the "Named Executive Officers"), for services in all capacities to the Company during its 2004, 2003 and 2002 fiscal years.


                                                                                                   LONG-TERM
                                                                                                  COMPENSATION
          NAME AND PRINCIPAL                                       ANNUAL COMPENSATION             SECURITIES
               POSITION                       YEAR              SALARY              BONUS       UNDERLYING OPTIONS
---------------------------------------- --------------- ----------------- ------------------ ------------------------
Thomas Oliveri (1)..................          2004               $200,000                ---              100,000
         President and Chief Executive        2003                184,000                ---                  ---
         Officer                              2002                175,000                ---               30,000

Thomas McNeill......................          2004                161,000            $10,000               25,000
         Vice President, Chief                2003                158,000                ---                  ---
         Financial Officer                    2002                158,000                ---               30,000

Martin H. Kern (2)..................          2004                100,000                ---                  ---
         Interim Chief Executive              2003                195,000                ---                  ---
         Officer                              2002                    ---                ---                  ---

(1)      Effective January 2004 Mr. Oliveri was promoted to Chief Executive
         Officer.

(2) From March 2003 until January 2004 Mr. Kern was Interim Chief Executive Officer (see "Certain Relationships and Related Transactions"). The compensation above excludes remuneration received in his capacity as a Director (see "Compensation of Directors" for more details).

                        OPTION GRANTS IN LAST FISCAL YEAR
                               (INDIVIDUAL GRANTS)

                                                                                                POTENTIAL REALIZABLE VALUE AT
                                                                                                ASSUMED ANNUAL RATES OF STOCK
                                             % OF TOTAL OPTIONS                                     PRICE APPRECIATION FOR
                       NUMBER OF SECURITIES      GRANTED TO         EXERCISE                                OPTION
                        UNDERLYING OPTIONS      EMPLOYEES IN          PRICE       EXPIRATION                 TERM
            NAME              GRANTED            FISCAL YEAR        ($/SHARE)        DATE               AT 5%    AT 10%
            ----              -------            -----------        ---------        ----               -----    ------
Thomas Oliveri........       100,000(1)            27.3%              $4.00         2/23/11           $163,000   $379,000
Thomas McNeill........        25,000(1)             6.8%              $4.00         2/23/11            $41,000    $95,000
Martin H. Kern........           ---                ---                 ---            ---               ---          ---



(1) These options were awarded at the fair market value of the Company's Common Stock at February 23, 2004, the date of the award, and become exercisable in cumulative annual installments of 33 1/3% per year on each of the first three anniversaries of the grant date. The options were awarded for services as executive officers.


                    AGGREGATED FISCAL YEAR END OPTION VALUES

                                                                             NUMBER OF SECURITIES
                                              SHARES                       UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                             ACQUIRED                           OPTIONS AT              IN-THE-MONEY OPTIONS
                                            ON EXERCISE      VALUE           SEPTEMBER 30, 2004          SEPTEMBER 30, 2004(1)
NAME                                           (#)         REALIZED       EXERCISABLE/UNEXERCISABLE  EXERCISABLE/UNEXERCISABLE
----                                         -------       --------       -------------------------- -------------------------
Thomas Oliveri........................         ---              ---         70,250         121,250        $26,000     $13,000
Thomas McNeill........................         ---              ---         74,000          45,000         22,000      11,000
Martin H. Kern........................        18,000        $70,000            ---             ---            ---         ---

--------------

 (1) The closing price of the Company's Common Stock as reported on the Nasdaq National Market on September 30, 2004 was $4.00 per share. Value is calculated by multiplying (a) the difference between the closing price and the option exercise price by (b) the number of shares of Common Stock underlying the option.

COMPENSATION OF DIRECTORS

         The following chart summarizes the stock options granted and cash compensation paid to directors for services rendered as directors during the 2004 fiscal year:

                          OPTIONS            CASH
                          GRANTED        COMPENSATION
                          --------       ------------
Henry B. Ellis                --            $   500
Richard E. Gerzof         23,500                  0
William H. Wood            3,000                  0
Martin H. Kern                 0              3,000
Stuart Levy                6,500             28,500
Edward Seidenberg          3,500             27,600
                         -------            -------
         Total            36,500            $59,600
                         -------            -------

Effective January 1, 2004, changes to the directors compensation are as follows:

                                 EFFECTIVE 1/1/04    PREVIOUSLY
                                 ----------------    ----------
Annual Board retainer                $12,000          $10,000
Audit Chairman fee                     4,000                0
Compensation Chairman fee              1,000                0
Board meeting fee                      1,000              500
Committee meeting fee                    500              350

Each non-employee director may elect to receive stock options in lieu of cash compensation. Employee directors do not receive director fees.

EMPLOYMENT AGREEMENTS

         Effective April 5, 2004 the Company entered into an agreement with Thomas Oliveri providing for his employment as President and Chief Executive Officer for a two-year term with automatic extensions for additional one-year terms unless and until either the Company or Mr. Oliveri provides 180 days advance written notice of a desire to terminate the agreement. The agreement currently provides for a salary at a rate of $200,000, increasing to $225,000 on April 5, 2005, or earlier based upon certain financial measures, per year and bonuses and stock options as determined by the Board of Directors. The agreement also provides for participation in employee benefit plans and other fringe benefits. If terminated under a change of control event, he would be entitled to earn up to 1.5 times his salary.

         Effective May 1, 2004 the Company entered into an agreement with Thomas McNeill providing for his employment as Vice President and Chief Financial Officer for a one-year term, with automatic extensions for additional one-year terms unless and until either the Company or Mr. McNeill provides 180 days advance written notice of a desire to terminate the agreement. The current agreement provides for a salary at a rate of $166,000 per year and bonuses and stock options as determined by the Board of Directors. The agreement also provides for participation in employee benefit plans and other fringe benefits. If terminated under a change of control event, he would be entitled to earn up to 1.00 times his salary.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Effective March 17, 2003 the Company entered into a consulting agreement with Diversified Resources, Inc., a company controlled by Mr. Kern. Diversified Resources was paid $100,000 during the fiscal year ended September 30, 2004. Effective January 15, 2004 this agreement terminated.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The members of the Compensation Committee of the Company's Board of Directors are Henry B. Ellis (until December 2003), Richard E. Gerzof, Martin H. Kern (until December 2003), Stuart Levy (January 2004 to January 2005), Stephen Nevitt (effective January 2005), and Edward Seidenberg each of whom was, while serving on the Committee, a non-employee director, with the exception of Mr. Kern, who from March 2003 until January 2004 was acting interim Chief Executive Officer. No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

         NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT, THE AUDIT COMMITTEE DISCLOSURES AND REPORT ON PAGES SIX AND SEVEN, AND THE PERFORMANCE GRAPH ON PAGE 17 SHALL NOT BE INCORPORATED BY REFERENCE TO ANY SUCH FILINGS.


                     REPORT OF THE COMPENSATION COMMITTEE ON
                             EXECUTIVE COMPENSATION

OVERVIEW AND PHILOSOPHY

         The Compensation Committee of the Board of Directors is responsible for developing and making recommendations to the Board of Directors with respect to the Company's executive compensation policies. In addition, the Compensation Committee determines the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company. During fiscal 2004, the Compensation Committee was comprised of Mr. Ellis (until December 2003), Mr. Gerzof, Mr. Kern (until December 2003), Mr. Levy (from January 2004 to January
2005), and Mr. Seidenberg, all of whom were non-employee directors, with the exception of Mr. Kern who, from March 2003 until January 2004, was acting interim Chief Executive Officer. Currently the Compensation Committee is comprised of Mr. Gerzof, Mr. Nevitt and Mr. Seidenberg, all of whom are non-employee directors.

         The objectives of the Company's executive compensation program are to:

         *        Support the achievement of desired Company performance; and

         * Provide compensation that will attract and retain superior talent and reward performance

         The executive compensation program provides an overall level of compensation opportunity that is competitive within the manufacturing industry on Long Island, as well as with a broader group of companies of comparable size and complexity.

EXECUTIVE OFFICER COMPENSATION PROGRAM

         The Company's executive officer compensation program is comprised of base salary, annual cash incentive compensation, long-term incentive compensation in the form of stock options and various benefits, including medical and 401(k) plans generally available to employees of the Company.

         BASE SALARY

         Base salary levels for the Company's executive officers are competitively set relative to companies in the manufacturing industry on Long Island, as well as with a broader group of companies of comparable size and complexity. In determining salaries, the Compensation Committee also takes into account individual experience and performance and specific issues particular to the Company.

         STOCK OPTION PROGRAM

         The stock option program is the Company's long-term incentive plan for providing an incentive to key employees (including directors and officers who are key employees), consultants, and to directors who are not employees of the Company.

         The 1994, 1996 and 2000 Stock Option Plans authorize the Compensation Committee to award key executives stock options. Options granted under the plans may be granted containing terms determined by the Committee, including exercise period and price; provided, however, that the plans require that the exercise price may not be less than the fair market value of the Common Stock on the date of the grant and the exercise period may not exceed ten years, subject to certain other limitations. The 1994 Stock Option Plan expired on October 17, 2004.

         BENEFITS

         The Company provides to executive officers medical and 401(k) plan benefits that generally are available to Company employees. The amount of perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed 10% of salary for fiscal 2004.

         BONUS

         Based upon recommendations of the Compensation Committee, the Company provides to certain executive officers bonuses based on their performance and the performance of the Company.

         CHIEF EXECUTIVE OFFICER COMPENSATION

         Mr. Oliveri was appointed to the position of Chief Executive Officer in January 2004 and currently earns an annual base salary of $200,000 and bonuses and stock options as determined by the Company's Board of Directors. Stock options granted to Mr. Oliveri totaled 100,000 for fiscal 2004. In making this determination, the Board of Directors takes into account the Compensation Committee's recommendations.

         Mr. Kern was Interim Chief Executive Officer from March 2003 until January 2004 and Diversified Resources, Inc., an entity controlled by Mr. Kern, was paid a consulting fee of up to $30,000 per month pursuant to a consulting agreement under which it supplied Mr. Kern's services as Interim Chief Executive Officer.

         There were no bonuses granted to any Chief Executive Officer for fiscal 2004.


                                     Richard E. Gerzof
                                     Edward Seidenberg

                                     Members of the Compensation Committee

                                PERFORMANCE GRAPH




         Set forth below is a graph comparing the yearly change in the cumulative stockholder return on the Company's Common Stock since September 30, 1999 with the NASDAQ Stock Market Index (U.S.) and the NASDAQ Non-Financial Index. The graph assumes $100 was invested at the close of business on September 30, 1999 in the Company's Common Stock and in each of the indices and that all dividends on the stocks included in the NASDAQ indices were reinvested. No cash dividends were paid on the Company's Common Stock. The stockholder return shown on the graph below is not necessarily indicative of future performance.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                               [GRAPHIC OMITTED]

-------------------------------------------------------------------------------------------------------
                                        9/30/99    9/29/00   9/28/01    9/30/02    9/30/03   9/30/04
-------------------------------------------------------------------------------------------------------
Global Payment Technologies, Inc.        $100        $70       $38        $78        $40       $48
-------------------------------------------------------------------------------------------------------
NASDAQ Stock Market Index (U.S.)         $100        $133      $54        $43        $65       $69
-------------------------------------------------------------------------------------------------------
NASDAQ Non-Financial Index               $100        $136      $51        $38        $60       $63
-------------------------------------------------------------------------------------------------------

                              INDEPENDENT AUDITORS

         Eisner LLP has audited and reported upon the financial statements of the Company for the fiscal year ended September 30, 2004. It is currently anticipated that Eisner LLP will be selected by the Board of Directors to examine and report on the financial statements of the Company for the fiscal year ending September 30, 2005. Representatives of Eisner LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

         For the fiscal years ended September 30, 2004 and 2003, the Company paid (or will pay) the following fees for services rendered during the audit in respect of those years:

         AUDIT FEES

         For the fiscal year ended September 30, 2004 Eisner LLP billed the Company $96,000 for services rendered for the audit of the Company's annual financial statements included in its report on Form 10-K and the reviews of the financial statements included in its reports on Form 10-Q filed with the SEC.

         For the fiscal years ended September 30, 2004 and September 30, 2003, KPMG LLP billed the Company $25,000 and $105,000, respectively, for services rendered for the audit of the Company's annual financial statements included in its report on Form 10-K and the reviews of the financial statements included in its reports on Form 10-Q filed with the SEC.


         AUDIT RELATED FEES

         For the fiscal years ended September 30, 2004 and 2003 the Company was billed $25,000 by Pitcher Partners and $42,300 by KMPG LLP, respectively, for audits of its unconsolidated affiliates.

         TAX FEES

         For the fiscal years ended September 30, 2004 and 2003 The Company was billed $25,000 by Eisner LLP and $42,000 by KPMG LLP, respectively, in connection with the preparation of tax returns and the provision of tax advice.

         ALL OTHER FEES

         For the fiscal year ended September 30, 2004 Eisner LLP billed the Company $13,000 in connection with the audit of its employee benefit plans.

         For the fiscal years ended September 30, 2004 and September 30, 2003, KPMG LLP billed the Company $0 and $13,000, respectively, in connection with the audit of its employee benefit plans, and $36,000 and $1,400, respectively, in connection with other consulting matters.

         The Audit Committee pre-approves all work performed by the Company's auditors.

         The Audit Committee of the Board of Directors has considered whether the provision of non-audit services by both Eisner LLP and KPMG LLP is compatible with maintaining auditor independence.

         On March 10, 2004 the Board of Directors of the Company dismissed KPMG LLP as its independent certified public accountants and appointed Eisner LLP to serve in their place. These actions were taken at the recommendation of the Company's Audit Committee.

         KPMG had served as the Company's independent public accountants since July 26, 2002. KPMG's report on the Company's consolidated financial statements for the fiscal years ended September 30, 2003 and 2002 did not contain an adverse opinion or disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope or accounting principles.

         During the fiscal year ended September 30, 2003, and the interim period ended March 10, 2004, there were no disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to KPMG's satisfaction, would have caused it to make reference to the subject matter in connection with its report on the Company's consolidated financial statements for such year; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

         During the fiscal year ended September 30, 2003, and the interim period ended March 10, 2004, the Company did not consult Eisner with respect to either
(i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or (ii) any matter that was either the subject of a disagreement, within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or any "reportable event," as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

                              STOCKHOLDER PROPOSALS

         Stockholder proposals intended to be presented at the Company's Annual Meeting to be held in 2006 must be received by the Company for inclusion in the Company's proxy statement relating to that meeting not later than October 21, 2005. Such proposals should be addressed to Secretary, Global Payment Technologies, Inc., 425B Oser Avenue, Hauppauge, New York 11788. Notices of stockholder proposals submitted outside the processes of Rule 14a-8 of the Securities Exchange Act of 1934 (relating to proposals to be presented at the meeting but not included in the Company's proxy statement and form of proxy) will be considered untimely, and thus the Company's proxy may confer discretionary voting authority on the persons named in the proxy with regard to such proposals, if received after January 4, 2006.

                                OTHER INFORMATION

         An annual report to stockholders for the year ended September 30, 2004 is being furnished herewith to each stockholder of record as of the close of business on February 11, 2005. Copies of the Company's Annual Report on Form 10-K will be provided free of charge upon written request to:

                        Global Payment Technologies, Inc.
                                425B Oser Avenue,
                            Hauppauge, New York 11788
                      Attention: Thomas McNeill, Secretary

         In addition, copies of any exhibits to the Annual Report on Form 10-K will be provided for a nominal charge to stockholders who make a written request to the Company at the above address.

         The Board of Directors is aware of no other matters, except for those incident to the conduct of the Annual Meeting, that are to be presented to stockholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.

                                    By Order of the Board of Directors,



                                    THOMAS MCNEILL
                                    Secretary

January 28, 2005

                                   PROXY CARD


PROXY                                                                    PROXY


                        GLOBAL PAYMENT TECHNOLOGIES, INC.
                 (SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS)


         The undersigned holder of Common Stock of GLOBAL PAYMENT TECHNOLOGIES, INC., revoking all proxies heretofore given, hereby constitutes and appoints Thomas Oliveri and Thomas McNeill, and each of them, Proxies, with full power of substitution, for the undersigned and in the name, place and stead of the undersigned, to vote all of the undersigned's shares of said stock, according to the number of votes and with all the powers the undersigned would possess if personally present at the 2005 Annual Meeting of Stockholders of GLOBAL PAYMENT TECHNOLOGIES, INC., to be held at the Sheraton Hotel, 110 Vanderbilt Motor Parkway, Smithtown, New York 11788, on Thursday, March 10, 2005 at 10:00 a.m., Eastern Standard Time, and at any adjournments or postponements thereof.

                  The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement relating to the meeting and hereby revokes any proxy or proxies heretofore given.

                  Each properly executed Proxy will be voted in accordance with the specifications made below and in the discretion of the Proxies on any other matter that may come before the meeting. Where no choice is specified, this Proxy will be voted FOR each listed nominee to serve as a director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE LISTED NOMINEES.


1.  Election of two Class I Directors
    Nominees: Richard E. Gerzof and William H. Wood

        |_| FOR all listed  nominees (except as noted to the contrary)

        |_| WITHHOLD AUTHORITY to vote for all listed nominees

(Instruction: To withhold authority to vote for any individual nominee, circle that nominee's name in the list provided above.)

2. The Proxies are authorized to vote in their discretion upon such other matters as may properly come before the meeting.




PLEASE MARK, DATE AND SIGN THIS PROXY ON THIS AND THE REVERSE SIDE.

                  The shares represented by this Proxy will be voted in the manner directed. In the absence of any direction, the shares will be voted FOR the nominees named in Proposal 1 and in accordance with the discretion of the Proxies on such other matters as may properly come before the meeting.

                      Dated :_______________________________________, 2005

                      --------------------------------------------------

                      --------------------------------------------------
                                   Signature(s)

                  (Signature(s) should conform to names as registered. For jointly owned shares, each owner should sign. When signing as attorney, executor, administrator, trustee, guardian or officer of a corporation, please give full title).

                          PLEASE MARK AND SIGN ABOVE AND
                                 RETURN PROMPTLY.